SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK  NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

                       800 Nicollet Mall
                       Minneapolis, MN                                                                                                                                 55402
                              (Address of principal executive offices)                                                                                                                                                (Zip Code)

Melissa A. Rosal
U.S. Bank National Association
209 S. LaSalle Street, Suite 300
Chicago, Illinois 60604
Telephone (312) 325-8904
(Name, address and telephone number of agent for service)
CATERPILLAR FINANCIAL ASSET TRUST 2007-A
(Issuer with respect to the Securities)
CATERPILLAR FINANCIAL FUNDING CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada 88-0342613
                             (State or other jurisdiction of incorporation or organization)                                                                           (I.R.S. Employer Identification No.)

                     Greenview Plaza
                     4040 S. Eastern Avenue, Suite 344
                     Las Vegas, NV                                                                                                                                        89119
                            (Address of Principal Executive Offices)                                                                                                                                                   (Zip Code)

Caterpillar Financial Asset Trust 2007-A
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2007, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 20th day of August, 2007.

U.S. BANK NATIONAL ASSOCIATION

By:    /s/ Melissa A. Rosal
Melissa A. Rosal
Vice President

By:     /s/ Nancie J. Arvin
          Nancie J. Arvin
          Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  August 20, 2007

By:           /s/ Melissa A. Rosal
                                                    Melissa A. Rosal
    Vice President

By:      /s/ Nancie J. Arvin
           Nancie J. Arvin
           Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2007

	($000’s)	6/30/2007
Assets
	Cash and Due From Depository Institutions	$6,570,622
	Securities	38,972,163
	Federal Funds	3,771,433
	Loans & Lease Financing Receivables	144,255,624
	Fixed Assets	2,389,792
	Intangible Assets	12,181,700
	Other Assets	12,884,541
	Total Assets	$221,025,875

Liabilities
	Deposits	$133,727,871
	Fed Funds	11,750,444
	Treasury Demand Notes	-
	Trading Liabilities	241,301
	Other Borrowed Money	38,213,977
	Acceptances	-
	Subordinated Notes and Debentures	7,697,466
	Other Liabilities	7,434,860
	Total Liabilities	$199,065,919

Equity
	Minority Interest in Subsidiaries	$1,537,943
	Common and Preferred Stock	18,200
	Surplus	12,057,531
	Undivided Profits	8,346,282
	Total Equity Capital	$21,959,956

Total Liabilities and Equity Capital		$221,025,875

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:       /s/ Melissa A. Rosal
            Melissa A. Rosal
            Vice President

Date:  August 20, 2007